EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-158656 on Form S-8 of our report dated June 28, 2011, appearing in this Annual Report on Form 11-K of the Rayonier - Jesup Mill Savings Plan for Hourly Employees for the year ended December 31, 2010.
/s/ Ennis, Pellum & Associates, P.A.

Ennis, Pellum & Associates, P.A.
Jacksonville, Florida
June 28, 2011